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                           THE GENERAL ACCOUNT OPTION
                         HARTFORD LIFE INSURANCE COMPANY

     SUPPLEMENT DATED SEPTEMBER 20, 2002 TO THE PROSPECTUS DATED MAY 1, 2002

Effective September 19, 2002, under the sub-section "Capital Resources and Liquidity" on page 34 of the prospectus, the "Ratings" information for Ratings Agency "Fitch" is deleted and replaced with the following:

                                    FITCH(1)
                           --------------------------
                                       AA
                                       AA

                           (1) Formerly Duff & Phelps

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4068
333-85520